SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)

Hancock Fabrics, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT OF HANCOCK FABRICS, INC.
VOTING
REVOCABILITY OF PROXIES
SOLICITATION
ITEM 1 -- ELECTION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
BOARD COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
STOCK PRICE PERFORMANCE GRAPH
ITEM 2 -- PROPOSAL TO APPROVE THE CASH COMPENSATION PLANS, AS TO THE NAMED EXECUTIVE OFFICERS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 12, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hancock Fabrics, Inc. will be held at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company’s headquarters) on Thursday, June 12, 2003 at 10:00 a.m. CDT, or as soon thereafter as a quorum shall be present, for the following purposes:

1.	To elect two directors;
2.	To consider and vote upon a proposal to approve the cash compensation plans, as to the named executive officers; and
3.	To consider and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record on the books of the Company at the close of business on April 15, 2003 will be entitled to vote at the meeting.

      Shareholders are cordially invited to attend the meeting.

      PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: April 25, 2003

By order of the Board of Directors,

Ellen J. Kennedy
Secretary

PROXY STATEMENT

OF

HANCOCK FABRICS, INC.

      This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. and at any adjournment thereof. The meeting will be held on June 12, 2003 at 10:00 a.m. CDT at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company’s headquarters) for the purposes set forth in the preceding Notice of the Meeting dated April 25, 2003. This solicitation is made by the Company.

      Only shareholders of record at the close of business on April 15, 2003 will be entitled to vote at the meeting. On that date, the outstanding stock of the Company consisted of 18,489,492 shares of common stock.

      The mailing address of the principal executive offices of the Company is P.O. Box 2400, Tupelo, Mississippi 38803-2400. The approximate date on which this Proxy Statement, the accompanying form of proxy and the 2002 Annual Report are first sent to shareholders is April 25, 2003.

VOTING

      Each shareholder is entitled to one vote per share for each Board seat to be filled and on each other matter voted on at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the information it contains. Unless the accompanying form of proxy contains instructions to the contrary, it will be voted FOR the election of the nominees named below to serve until 2006 (see “ELECTION OF DIRECTORS”), FOR approval of the cash compensation plans (see “PROPOSAL TO APPROVE THE CASH COMPENSATION PLANS”) and, in the discretion of the proxyholders, upon such other matters as may properly come before the meeting.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will not affect whether a proposal has been approved.

REVOCABILITY OF PROXIES

      A shareholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the meeting, a written notice of revocation relating to the proxy, (ii) duly executing a subsequent proxy bearing a later date relating to the same shares and delivering it to the Secretary at or before the meeting, or (iii) voting in person at the meeting. Any written notice revoking a proxy should be sent to Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400, Attention: Secretary.

SOLICITATION

      The Company will bear the cost of soliciting these proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed for their reasonable expenses incurred in sending proxy material to principals and obtaining their instructions. The Company’s transfer agent will assist the Company in its communications. In addition, directors, officers and employees may solicit proxies in person, by telephone or in writing.

      The following table provides information about the persons known to the Company to be the beneficial owners of more than 5% of any class of the Company’s securities:

	Name and Address of	Number of Shares	Percent of
Title of Class	Beneficial Owner(1)	Beneficially Owned(1)	Class(2)

Common Stock	T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	2,068,200	11.186%

Common Stock	Neuberger Berman, LLC 605 Third Ave. New York, NY 10158-3698	1,924,519	10.409%

Common Stock	Deutsche Bank AG Taunusanlage 12, D-60325 Frankfut am Main Federal Republic of Germany	1,241,090	6.712%

Common Stock	Gilder, Gagnon, Howe & Co. LLC 1775 Broadway, 26th Floor New York, NY 10019	1,025,810	5.548%

(1)	Information concerning beneficial ownership and the number of shares beneficially owned is based on reports filed by the shareholders with the Securities and Exchange Commission.
(2)	As of April 15, 2003.
(3)	These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,525,000 shares, representing 8.248% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

      The following table provides information, as of April 15, 2003, about the beneficial ownership of the Company’s common stock by each of the Company’s directors, named executive officers and all directors and executive officers as a group:

	Amount and Nature
	of Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class

Larry G. Kirk	563,993	(1)	3.002%

Jack W. Busby, Jr.	321,022	(1)	1.719%

James A. Austin	76,126	(1)	.411%

Bruce D. Smith	133,444	(1)	.719%

Donna L. Weaver	95,212	(1)	.515%

Don L. Frugé	37,057	(1)	.200%

Roger T. Knox	20,414	(1)	.110%

All Directors and Executive Officers as a Group	1,247,268	(1)	6.544%

(1)	Includes 296,100, 185,800, 11,250, 61,500, 5,625, 5,625 and 5,625 shares of which the listed individuals, respectively, have the right to acquire beneficial ownership on or before June 14, 2003 upon the exercise of stock options.

ITEM 1 — ELECTION OF DIRECTORS

      In accordance with the By-Laws, the Board of Directors has fixed the number of directors of the Company at five. The directors have been classified, with respect to the time for which they severally hold office, into two classes of two each and one class of one. Two nominees will be elected to hold office until the annual meeting of shareholders in 2006 or until election and qualification of a successor. The shares represented by proxies will be voted for the election of the nominees named below, but if a nominee should be unable to serve, those shares will be voted for such replacement as the Board may designate. The Company has no reason to expect that either of the nominees will be unable to serve.

      The following table provides information about each nominee and each continuing director, including the business experience of each during at least the past five years:

Name		Director
(Age)	Principal Occupation and Business Experience	Since

Nominees to Serve Until 2006

Don L. Frugé (57)	Chief Executive Officer and President, University of Mississippi Foundation, and Professor Emeritus of Law, University of Mississippi, University, Mississippi. Formerly Vice Chancellor for University Affairs, University of Mississippi, University, Mississippi	1987

Larry G. Kirk (56)	Chairman and Chief Executive Officer. Formerly President and Chief Financial Officer. Director of BancorpSouth, Inc., Tupelo, Mississippi	1990

Directors to Serve Until 2005

Jack W. Busby, Jr. (60)	President and Chief Operating Officer. Formerly Executive Vice President	1997

Donna L. Weaver (59)	Chairman, MxSecure, Inc., Phoenix, Arizona. Director of Basic American, Inc., San Francisco, California. Director of E*TRADE Group, Inc., Menlo Park, California. Formerly Chairman of Weaver, Field & London Investor Relations and Corporate Communications, San Francisco, California	1987

Director to Serve Until 2004

Roger T. Knox (65)	Director of Fred’s Inc. (retailer), Memphis, Tennessee. President Emeritus and formerly Chief Executive Officer, Memphis Zoo, Memphis, Tennessee. Formerly Chairman and Chief Executive Officer, Goldsmith’s (retailer), a division of Federated Department Stores, Inc., Memphis, Tennessee	1999

      The Board of Directors holds meetings on a regular quarterly basis and on other occasions when required by special circumstances. The Board of Directors delegates certain of its functions to its standing Audit Committee, Management Review and Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.

      The Audit Committee of the Board of Directors, which met four times during the Company’s latest fiscal year, is charged with oversight of the Company’s accounting and financial reporting process, the audits of its financial statements, its system of internal controls and the Company’s process for monitoring compliance with laws and regulations and with the Company’s Code of Business Conduct and Ethics. This Committee has sole authority for the appointment or replacement and pre-approval of the services and fees of the Company’s independent accountants. The Audit Committee is composed of Don L. Frugé (Chair), Roger T. Knox and

Donna L. Weaver, all of whom meet the independence requirements of the New York Stock Exchange and qualify as financial experts as defined in rules promulgated by the Securities and Exchange Commission under the Exchange Act, as interpreted by the Board. (See the Charter of the Audit Committee, attached as Exhibit A, for a complete listing of the purpose, requirements for membership and responsibilities of this Committee.)

      The Management Review and Compensation Committee of the Board of Directors, which met five times during the Company’s latest fiscal year, is charged with determining the base salaries of all executive officers and directors of the Company, administering the Company’s retirement plans, 2001 Stock Incentive Plan, Extra Compensation Plan, Officer Incentive Compensation Plan and the 1997 Bonus Plan for Store Management, and making recommendations to the Board respecting policies of the Board dealing with such Plans. The Management Review and Compensation Committee is composed of Donna L. Weaver (Chair), Don L. Frugé and Roger T. Knox, all of whom meet the independence requirements of the New York Stock Exchange.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the Management Review and Compensation Committee members, named above, is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during 2002 as a director or a member of the compensation committee of any entity that had an executive officer serving on the Board of the Company.

      The Nominating and Corporate Governance Committee of the Board of Directors, which met three times during the Company’s latest fiscal year, is charged with making recommendations to the Board concerning the number of Board members, qualifications for membership, directing any search for Board candidates, nominating Board and committee members, and administering the retirement policy for the Board. The Committee is also responsible for making recommendations to the Board respecting the Corporate Governance Guidelines applicable to the Company. The Board believes that, based on the Committee’s knowledge of the Company’s needs and the skill set composition of the Board at a given time, the Committee is best equipped to select nominees that will result in a well-rounded Board. Accordingly, the Committee does not accept nominations for directors from shareholders. The Nominating and Corporate Governance Committee is composed of Roger T. Knox (Chair), Don L. Frugé and Donna L. Weaver, all of whom meet the independence requirements of the New York Stock Exchange.

      When the Board is not in session, the Executive Committee of the Board may exercise the powers vested in the Board (except certain enumerated major powers such as the power to declare dividends, amend the By-Laws and fill vacancies on the Board and certain powers reserved to the Board under Delaware law). In practice, the function of this Committee is to act on matters arising between Board meetings that have special time value but do not appear to warrant a special Board meeting. The Executive Committee is composed of Larry G. Kirk (Chair), Jack W. Busby, Jr. and Don L. Frugé. This Committee did not meet during the Company’s latest fiscal year.

      The full Board met five times and the three independent directors met in executive session twice during the Company’s latest fiscal year. All of the directors attended at least 75% of the meetings of the Board and of all committees on which he or she served.

AUDIT COMMITTEE REPORT

      As described more fully in its charter, the Audit Committee is structured to assist the Board in fulfilling its oversight responsibilities. The Committee’s responsibilities include oversight of the Company’s accounting and financial reporting process. The Committee also provides oversight for the audit of the Company’s financial statements, its system of internal controls, its process for monitoring compliance with laws and regulations, and the Code of Business Conduct and Ethics. The Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

      During the current year, the Committee met four times with the Chief Financial Officer and independent auditors to review interim financial information prior to public release. The Committee also met twice with the independent auditors to review the scope and results of the annual audit.

      In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, discussed with the auditors any relationships or services that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s system of internal controls.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, with and without management present.

      The Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended February 2, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the audited financial statements be included in its Annual Report on Form 10-K for the year ended February 2, 2003, for filing with the Securities and Exchange Commission. The Committee also approved the reappointment of PricewaterhouseCoopers LLP as the independent auditors.

Audit Committee

Don L. Frugé, Chair
Roger T. Knox
Donna L. Weaver

      In order to ensure the integrity of the Company’s financial reports, the Committee welcomes and encourages employees to report directly to them any practice, policy or acts that could impair the integrity of the Company’s financial records or reports. If any employee has information that would be beneficial to the Committee in fulfilling its oversight responsibilities, they are encouraged to contact the Committee at the address below. The identity of any employee submitting information to the Committee will be held in confidence, as required by the Sarbanes-Oxley Act.

Audit Committee
Don L. Frugé, Chair
P.O. Box 1718
Oxford, MS 38655

Principal Accountant Fees and Services

      Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the year ended February 2, 2003 were:

Audit	$231,650
Audit Related	25,968
Tax	12,500
All Other	–0–

$270,118

The Audit fees were for professional services rendered for the audit of the consolidated financial statements of the Company.

      The Audit Related fees were for services relating to due diligence on a potential acquisition.

      Tax fees were for services related to Company tax planning and the preparation of Company tax returns.

BOARD COMPENSATION COMMITTEE REPORT

      The Management Review and Compensation Committee of the Board of Directors (the “Committee”) is composed of three independent directors. The Committee considers the performance of the executive officers, determines their salaries, administers the cash incentive compensation plans and is responsible for granting stock options and awarding restricted stock under the provisions of the various plans.

Compensation Policies

      The goals of the Company’s compensation program are to align compensation with business performance and the interests of shareholders, and to enable the Company to attract, motivate and retain management that can contribute to the Company’s long-term success. Therefore, the executive compensation program includes base salary, annual cash incentive bonus (the Extra Compensation Plan and the Officer Incentive Compensation Plan) and long-term incentives in the form of stock options and restricted stock. Other than routine insignificant business amenities, such as automobiles, the executive officers of the Company are not provided with any forms of compensation not discussed in this report. The Chief Executive Officer’s compensation is determined in the same manner as that of the other corporate officers.

Section 162(m) of the Internal Revenue Code — Deductibility Limitation

      Section 162(m) of the Internal Revenue Code of 1986 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its executive officers. It is the Committee’s policy to seek to preserve the tax deductibility of all executive compensation under Section 162(m) to the extent consistent with the overall objectives of the executive compensation program in attracting, motivating and retaining its executives. However, the Committee recognizes that as a result of appreciation in the Company’s stock price, executive compensation amounts in future years could exceed this limitation due to the timing of stock option exercises and the vesting of restricted shares.

Base Salary

      The Committee annually reviews the base salaries of the Chief Executive Officer and the other executive officers and members of corporate management. When reviewing base salary and possible adjustments to base salary, the Committee subjectively considers individual performance, Company performance (which is not defined as any specific financial measure or measures), the expected impact of long-term decisions, employee retention, changes in level of responsibility and economic conditions in the retail fabric industry. In determining the adjustments made in 2002 to the base salaries of the executive officers, including the Chief Executive Officer, the Committee considered all of the above criteria.

Incentive Compensation

      The Committee believes that executive compensation should be linked to business performance. In order to link annual cash compensation to Company performance, the Committee allocates funds to bonus programs based on the Company’s operating earnings before interest and taxes. The total of bonuses paid under the Extra Compensation Plan to eligible participants will increase or decrease each year in direct relation to the percentage increase or decrease in the Company’s operating earnings compared to the prior year. However, if operating earnings increase 10% or more, officer participation in the Extra Compensation Plan is capped. At this point, the Officer Incentive Compensation Plan begins to provide for bonuses based on a percentage of an officer’s base salary in relation to a predetermined level of improvement in operating earnings over the prior year. Operating earnings improved by twenty-four percent (24%) in 2002, therefore bonuses for each of the executive officers were determined as provided in both the Extra Compensation Plan and the Officer Incentive Compensation Plan.

      The aggregate of the bonus payments to the executive officers for fiscal year 2002, including the Chief Executive Officer (whose compensation is discussed below), increased from fiscal year 2001 due to the increase in operating earnings compared to the prior year.

Long-term Incentives

      To more closely align the interests of the Company’s shareholders and the executive officers, and to focus management’s attention on long-term strategic objectives which will enhance shareholder value, the Committee grants stock options and awards restricted stock. In addition, the Company and its officers may mutually elect to exchange shares of restricted stock for deferred stock units with terms that are identical to the restricted shares that are replaced. All grants and awards contain vesting provisions of one to five years to encourage continued employment with the Company and continued attention to long-term objectives and share appreciation. The exercise price for the stock options granted is equal to the fair market value of the underlying stock on the date of grant. Therefore, the ultimate value of these equity incentives to the executive officers and other recipients is directly related to the market value of the common stock and to the common stock dividend yield. The Committee has established a policy which generally grants stock options and awards restricted stock annually to the executive officers in amounts based on the recipient’s level of responsibility.

      Based on these Committee guidelines, the Chief Executive Officer and other executive officers received stock option grants and restricted stock awards, as detailed in the SUMMARY COMPENSATION TABLE below.

Company Performance and Compensation of the Chief Executive Officer

      The Chief Executive Officer’s base salary, incentive compensation and long-term incentives in the form of stock options and restricted stock were determined in a manner consistent with the compensation of the other executive officers and members of corporate management. The Chief Executive Officer’s bonus for fiscal year 2002, determined as provided by the Extra Compensation Plan and Officer Incentive Compensation Plan, was $160,371. During the latest fiscal year, Mr. Kirk was granted options for 30,000 shares. Mr. Kirk was also awarded 11,700 shares of restricted stock.

Management Review and
Compensation Committee

Donna L. Weaver, Chair
Don L. Frugé
Roger T. Knox

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company’s Chief Executive Officer and each of the Company’s other executive officers (determined as of the end of the latest fiscal year) for the fiscal years ended, February 2, 2003, February 3, 2002 and January 28, 2001:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-term Compensation

				Restricted	Securities
				Stock	Underlying
		Salary	Bonus(1)	Awards(2)	Options/SARs
Name and Principal Position	Year	($)	($)	($)	(#)

Larry G. Kirk	2002	291,346	160,371	211,653	30,000
Chairman of the Board and	2001	276,346	135,135	135,285	30,000
Chief Executive Officer	2000	263,654	194,140	-0-	30,000

Jack W. Busby, Jr.	2002	235,077	124,357	168,237	20,000
President and	2001	219,038	104,926	105,740	20,000
Chief Operating Officer	2000	205,807	150,280	-0-	20,000

James A. Austin(3)	2002	204,231	99,040	124,821	15,000
Executive Vice President	2001	107,692	50,000	486,183	30,000

Bruce D. Smith	2002	169,231	68,947	112,158	10,000
Senior Vice President,	2001	156,346	58,013	74,640	10,000
Chief Financial Officer and Treasurer	2000	144,519	84,255	-0-	10,000

(1)	For all years presented, bonus amounts were computed under the Extra Compensation Plan and the Officer Incentive Compensation Plan (as described in the BOARD COMPENSATION COMMITTEE REPORT), except for Mr. Austin. Mr. Austin’s bonus amount for 2001 was determined by the Management Review and Compensation Committee at the time of his employment.

(2)	Restricted stock awards generally vest five years from the date of award. With respect to Mr. Austin, 50,000 shares awarded during 2001, with a value of $375,000 at the time of award, will vest 20% upon each anniversary of the award date. Prior to vesting, restricted shares are not negotiable or otherwise transferable and are subject to forfeiture if employment terminates. Dividends are paid on shares subject to restrictions. See “Employment Contracts and Termination of Employment and Change of Control Arrangements” for a description of circumstances under which the vesting schedule may be accelerated.

The amounts shown represent the market value of the restricted shares on the date of award. As of the end of the latest fiscal year (specifically, January 31, 2003, the last trading day prior to fiscal year end), the executive officers held the following number of restricted shares, with the following market values: Mr. Kirk, 109,900 shares, $1,879,840; Mr. Busby, 81,900 shares, $1,400,900; Mr. Austin, 61,200 shares, $1,046,826 and Mr. Smith, 54,300 shares, $928,802.

(3)	Mr. Austin joined the Company June 14, 2001, and information in the table for 2001 is included for only that portion of the year commencing on that date.

Stock Options

      The following table contains information about the grant of stock options during the Company’s latest fiscal year to the executive officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential realizable
					value at assumed annual
					rates of stock
					price appreciation
					for the option term
Individual Grants(1)					(10 years)

					5%		10%

		% of total
	# of	options
	Securities	granted
	Underlying	to
	Options/SARs	employees	Exercise or
	granted(2)	in fiscal	base price		Stock price		Stock price
Name	(#)	year	(per share)	Expiration date	(per share)(3)	Gain(4)	(per share)(3)	Gain(4)

Larry G. Kirk	30,000	6.49	$18.09	June 13, 2012	$29.47	$341,301	$46.92	$864,924

Jack W. Busby, Jr.	20,000	4.33	18.09	June 13, 2012	29.47	227,534	46.92	576,616

James A. Austin	15,000	3.25	18.09	June 13, 2012	29.47	170,651	46.92	432,462

Bruce D. Smith	10,000	2.17	18.09	June 13, 2012	29.47	113,767	46.92	288,308

(1)	All options shown here were granted under the Company’s 2001 Stock Incentive Plan.

(2)	All options shown here were granted on June 13, 2002 (the “Grant Date”), and become exercisable as to 25% of the shares subject to the options one year and one day following the Grant Date and as to the remaining shares 25% upon each subsequent anniversary of the Grant Date. See “Employment Contracts and Termination of Employment and Change of Control Arrangements” for a description of circumstances under which the vesting schedule may be accelerated. The Company does not grant SARs.

(3)	The stock price (per share) is computed based on 10 years of appreciation in the option exercise price, $18.09, at a 5% annual rate ($29.47) and a 10% annual rate ($46.92), as prescribed by the Securities and Exchange Commission rules.

(4)	No gain to the optionee is possible without an increase in the stock price, which will benefit all shareholders.

Option Exercises and Holdings

      The following table provides information, with respect to the executive officers, concerning the exercise of options during the latest fiscal year and unexercised options held as of the end of the latest fiscal year:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities
			Underlying Unexercised		Value of unexercised in-the-money
		Value realized	Options at fiscal year-end		options at fiscal year-end
		(Market price at	(#)		($)
	Shares acquired	exercise less
	on exercise	exercise price)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Larry G. Kirk	0	0	281,100	52,500	$2,135,841	$216,113

Jack W. Busby, Jr.	50,000	483,250	175,800	35,000	1,329,309	144,075

James A. Austin	7,500	81,225	0	37,500	0	216,113

Bruce D. Smith	0	0	56,500	17,500	454,558	72,038

Pension Plans

      The Company maintains a noncontributory retirement program under which retirement benefits are provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that cannot be provided by the qualified plan. In this description, the qualified and nonqualified plans are treated as one “Plan.” Each of the continuing named executive officers participates in the Plan.

      For each year of credited service, a Plan participant accrues a retirement benefit calculated under a formula based on covered compensation for that year. Covered compensation is defined in the Plan documents. It includes, generally, all wages, salary and bonus actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a “cafeteria plan” (under Internal Revenue Code section 125) or to a “qualified cash or deferred arrangement” (under Internal Revenue Code section 401(k)).

      Under the Plan formula applicable to the executive officers, the annual retirement benefit payable at normal retirement age as a straight life annuity is the sum of: (1) for years of credited service through 1992, 1% of average annual compensation during the five years ending December 31, 1992, multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (2) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

      If Mr. Kirk, Mr. Busby, Mr. Austin and Mr. Smith continue in their present positions, the estimated annual retirement benefit payable to them under the Plan upon the normal retirement age in the form of a straight life annuity would be $103,414, $91,298, $52,434 and $68,534, respectively. These estimates are computed using, for all future years of credited service, the compensation levels in effect for calendar year 2002 (the most recent Plan year) and the Social Security maximum wage base in effect for calendar year 2003.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      The Company has entered into deferred compensation agreements (the “Deferred Agreements”) with each of the continuing executive officers to ensure that their services remain available to the Company and that they are not attracted by other employers seeking their services. Under the Deferred Agreement with Mr. Kirk (the “Kirk Deferred Agreement”), the right to payment is conditioned on Mr. Kirk’s full-time employment until age 55 or earlier death, his availability as a consultant to the Company and his not engaging in activities competitive with the business of the Company. Provided such conditions are satisfied, payments of $50,000 a year for 15 years will begin upon cessation of his employment. Upon his death, the payments may be made to a designated beneficiary. If neither a change of control of the Company has occurred nor Mr. Kirk’s right to payments under the Kirk Deferred Agreement has vested, Mr. Kirk may elect that, upon such occurrence and vesting, he (or, in certain cases, his designated beneficiary) will receive in a cash lump sum the present value of all payments that would become payable, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. If a change of control of the Company occurs and the right to payments under the Kirk Deferred Agreement either is or becomes vested, as explained below (and if Mr. Kirk has not elected to receive a lump sum payment as described in the preceding sentence), the Company is required to establish an irrevocable letter of credit in an amount equal to the largest sum of all payments to be paid under the Kirk Deferred Agreement, to serve as security for those payments. Unless the letter of credit is established and renewed on a timely basis, Mr. Kirk (or, in certain cases, his designated beneficiary) will then receive in a cash lump sum the total of those payments, regardless of the fact that the Kirk Deferred Agreement provides for payment at some later date or requires some future performance. The Deferred Agreements with Mr. Busby, Mr. Austin and Mr. Smith are substantially similar to the Kirk Deferred Agreement except that (i) employment for Mr. Busby, Mr. Austin and Mr. Smith is required until age 60 and (ii) the annual payments for the 15-year period are $40,000 for Mr. Busby, $30,000 for Mr. Austin and $25,000 for Mr. Smith.

      The Company has entered into contingent severance arrangements with each of the continuing executive officers (collectively the “Severance Agreements”). Each Severance Agreement is effective until May 4, 2005 and provides that, if during the three years following a change of control of the Company (as defined in the Severance Agreement), the employment of the individual is terminated by the employer other than for cause, disability or death or the individual terminates employment for good reason (as defined in the Severance Agreement), the individual will receive a lump sum payment equal to the sum of (i) the individual’s annual base salary through the termination date (to the extent not yet paid) and (ii) two times (except that the Severance Agreements with Mr. Austin and Mr. Smith provide that the multiplier is one rather than two) the sum of (a) the individual’s annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to the individual within the five years preceding the change of control. The individual is also entitled to a continuation of family health and insurance benefits for two years and to certain supplemental retirement benefits in respect of that continuation period (except that the Severance Agreements with Mr. Austin and Mr. Smith provide a continuation period of one rather than two years). The Severance Agreements further provide, in the event that the individual is entitled to payment thereunder, that he will be deemed to have satisfied the service requirement under his Deferred Agreement. The Severance Agreements with Mr. Kirk and Mr. Busby also provide that if the individual remains in the employ of the Company for the 12-month period following the change of control and voluntarily terminates employment for any reason (other than for good reason, in which case the formula set out above will be applicable) during the 30-day period following that 12-month period, he will receive a lump sum payment equal to the sum of (i) his annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) his annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to him within the five years preceding the change of control; and he will be entitled to a continuation of health and insurance benefits for one year and to certain supplemental retirement benefits in respect of that continuation period. The Severance Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable provision (a “Penalty Tax”) is imposed on any payment made or benefit provided to the individual, then the amount of such payment or benefit will be increased to the extent necessary to compensate the individual fully for the imposition of such Penalty Tax.

      The Company has entered into Agreements to Secure Certain Contingent Payments with each of the continuing executive officers (the “Contingent Agreements”). Upon a change of control of the Company, the Contingent Agreements require the Company to establish an irrevocable letter of credit in favor of such individuals securing certain benefits payable under the Severance Agreements and any lump sum payment elected under the Deferred Agreements. The amount of the letters of credit will be calculated initially and recalculated quarterly by an independent accounting firm. Failure to establish and renew the letters of credit prior to expiration will cause the amounts intended to be secured by the letters of credit to become immediately payable to the individuals.

      With respect to the Company’s 1987 and 1996 Stock Option Plans, upon a change of control of the Company (as defined in the plans), options become fully exercisable and, with certain exceptions, remain exercisable by the optionee, including each of the executive officers, for a period of 90 days following termination of the optionee’s employment if such termination occurs within one year of the change of control. Under the 2001 Stock Incentive Plan change in control provisions (as defined in the plan), the outstanding options become fully vested and may be cashed out at the highest market price occurring during a 60 day period prior to the date of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE and the table OPTION/SAR GRANTS IN LAST FISCAL YEAR.

      With respect to the Company’s Amended and Restated 1995 Restricted Stock and Deferred Stock Unit Plan, restrictions on stock awarded under the plan, including stock awarded to executive officers, lapse upon the occurrence of certain events related to a change of control of the Company (as defined in the plan) and the stock is not thereafter forfeitable. Under the 2001 Stock Incentive Plan change in control provisions (as defined in the plan), all restricted shares held upon the occurrence of a change in control become fully vested and may be cashed out at the highest market price occurring during a 60 day period prior to the date of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE.

      With respect to the Company’s noncontributory retirement program, under certain circumstances related to a change of control of the Company (as defined in the program documents), part of the benefit to a participant will be paid in a lump sum. See “Pension Plans.”

Compensation of Directors

      Each nonemployee director receives quarterly fees of $12,000 with no additional fees for meetings attended or chaired. Directors who are employees of the Company receive no fees.

      Under the Stock Compensation Plan for Non-Employee Directors, which was adopted by the Board of Directors on September 6, 2000, each eligible director may elect to receive all or part of the quarterly fee in the form of shares of common stock based on the market value on the date fees are payable. If the eligible director elects to receive 100% of the fee in common stock, the fee is increased by 25% before the number of shares are determined. Since the Plan’s adoption, each of the eligible directors has elected to receive all or a portion of the quarterly fee in stock.

      As provided in the 2001 Stock Incentive Plan, each incumbent nonemployee director was granted a stock option to purchase 2,500 shares as of June 13, 2002 (the “Grant Date”), at the fair market value of the stock on that date. The options become exercisable as to 25% of the shares awarded upon each anniversary of the Grant Date.

STOCK PRICE PERFORMANCE GRAPH

      The following graph sets forth the Company’s cumulative total shareholder return (assuming reinvestment of dividends) as compared to the Russell 2000 and to a peer group consisting of Jo-Ann Stores, Inc. (“JAS.A”) and Rag Shops, Inc. (“RAGS”). The graph assumes $100 invested on February 2, 1998.

      Note: The historical stock price performance shown on the graph below is not necessarily indicative of future price performance.

February 2,	1998	1999	2000	2001	2002	2003

Hancock Fabrics	100	53	22	30	109	126
Peer Group	100	64	45	27	50	114
Russell 2000	100	99	116	114	110	86

ITEM 2 — PROPOSAL TO APPROVE THE CASH COMPENSATION PLANS, AS TO THE NAMED EXECUTIVE OFFICERS

      On March 25, 2003, the Board of Directors recommended that the cash compensation plans, specifically the Extra Compensation Plan and the Officer Incentive Compensation Plan (the “Plans”), as they relate to the named executive officers, be submitted to shareholders for approval. Participants in the Plans realize ordinary income equal to the amount of the bonus paid in the year of receipt, for federal income tax purposes. The Company is allowed a deduction for federal income tax purposes equal to the total bonus accrued or paid, subject to the limitations of Section 162(m) of the Internal Revenue Code.

      Shareholder approval of the Plans as they relate to the named executive officers would allow the Company to deduct those payments for tax purposes not withstanding the provisions of Section 162(m) of the Internal Revenue Code. That section imposes a limit on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its named executive officers. A discussion of the Company’s exposure to the limitation is included in this proxy statement in the BOARD COMPENSATION COMMITTEE REPORT, under the heading “Section 162(m) of the Internal Revenue Code — Deductibility Limitation”. These Plans are now in effect and shareholder approval is not required; lack of the shareholder approval sought herein will not preclude payments from being made to the named executive officers under the provisions of the Plans.

      The Extra Compensation Plan has been in place since 1987, and the Officer Incentive Compensation Plan was added in 1999. Payments have been made to the named executive officers each year as provided in the Plans (see “Bonus” in SUMMARY COMPENSATION TABLE). No changes to the Plans are proposed for 2003 as to the named executive officers.

Extra Compensation Plan

      The Management Review and Compensation Committee has set the performance goals, must approve the Extra Compensation Plan for the upcoming fiscal year and must certify the amounts to be paid to the named executive officers at the end of the fiscal year. An allocation under the plan is available to all key administrative employees, including the named executive officers, as determined by the Management Review and Compensation Committee and is only adjusted if a participant has a change in position or responsibility. Once a participant’s allocation is determined, that amount is increased or decreased from one year to the next in direct relation to the percentage change in the Company’s earnings before interest and taxes, computed on the “first-in, first-out” method of accounting for inventories (FIFO EBIT). The only exception to this allocation methodology occurs just for the officer group when FIFO EBIT increases by 10% or more over the prior fiscal year, in which case officer participation in this plan is capped at a 10% increase over the prior year’s allocation (see “Officer Incentive Compensation Plan”). In case of a participant’s Death, Disability or Retirement, under the Company’s retirement plan, the amount of bonus to be paid for that year shall be determined by the Management Review and Compensation Committee, if the performance goals have been met.

Officer Incentive Compensation Plan

      The Management Review and Compensation Committee has set the performance goals, must approve the Officer Incentive Compensation Plan for the upcoming fiscal year and must certify the amounts to be paid to the named executive officers at the end of the fiscal year. The Chief Executive Officer, the President and all Executive Vice-Presidents, Senior Vice-Presidents and Vice-Presidents are eligible to participate in this plan. Payments under this plan only occur if FIFO EBIT increases by at least 10% over the prior year, in which case allocations are made as a percentage of the officer’s current salary based on the table on page 18. In such cases, participation in the Extra Compensation Plan is capped for the officer group (see “Extra Compensation Plan”). If FIFO EBIT increases by more than 40% over the prior year, payments to the officer group are capped at the maximum amount shown. In case of a participant’s Death, Disability or Retirement, under the Company’s retirement plan, the amount of bonus to be paid for that year shall be determined by the Management Review and Compensation Committee, if the performance goals have been met.

	CEO and	Executive	Senior
Increase in	President	Vice-President	Vice-President	Vice-President
FIFO EBIT	% of Salary	% of Salary	% of Salary	% of Salary

10%	10.0	9.0	8.0	6.0
11%	11.0	9.9	8.8	6.6
12%	12.0	10.8	9.6	7.2
13%	13.0	11.7	10.4	7.8
14%	14.0	12.6	11.2	8.4
15%	15.0	13.5	12.0	9.0
16%	16.0	14.4	12.8	9.6
17%	17.0	15.3	13.6	10.2
18%	18.0	16.2	14.4	10.8
19%	19.0	17.1	15.2	11.4
20%	20.0	18.0	16.0	12.0
21%	21.0	18.9	16.8	12.6
22%	22.0	19.8	17.6	13.2
23%	23.0	20.7	18.4	13.8
24%	24.0	21.6	19.2	14.4
25%	25.0	22.5	20.0	15.0
26%	27.0	24.3	21.6	16.2
27%	29.0	26.1	23.2	17.4
28%	31.0	27.9	24.8	18.6
29%	33.0	29.7	26.4	19.8
30%	35.0	31.5	28.0	21.0
31%	37.0	33.3	29.6	22.2
32%	39.0	35.1	31.2	23.4
33%	41.0	36.9	32.8	24.6
34%	43.0	38.7	34.4	25.8
35%	45.0	40.5	36.0	27.0
36%	47.0	42.3	37.6	28.2
37%	49.0	44.1	39.2	29.4
38%	51.0	45.9	40.8	30.6
39%	53.0	47.7	42.4	31.8
40%	55.0	50.0	44.0	33.0

      The affirmative vote of a majority of the shares voting on the proposal to approve the Plans, as they relate to the named executive officers, will constitute approval of such Plans by the shareholders.

      The Board believes that bonus compensation has allowed the Company to attract, retain and motivate key employees and that ensuring the tax deductibility of the cost of such programs is in the best interest of the Company and its shareholders. The Board therefore recommends a vote FOR the approval of the Plans, respecting the named executive officers.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      If a shareholder desires to present a proposal at next year’s annual meeting of shareholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 26, 2003. Notice for a shareholder’s proposal received by the Company after March 11, 2004 will be considered untimely for the 2004 annual meeting of shareholders.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Based solely upon review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons, the Company believes that during its latest fiscal year, all filing requirements applicable to its directors and executive officers were met.

OTHER MATTERS

      The Audit Committee has selected PricewaterhouseCoopers LLP as the independent accountants of the Company for the current fiscal year. At the Annual Meeting of Shareholders, representatives of PricewaterhouseCoopers LLP will be present, may make statements if they desire to do so and will be available to respond to appropriate questions.

      The Board is not aware that any matters not specified above will be presented at the meeting. If other business should properly come before the meeting, the persons named in the proxy will vote thereon in their discretion to the extent that authority to do so is granted in the proxy.

      PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

Ellen J. Kennedy
Secretary

EXHIBIT A

HANCOCK FABRICS, INC.

CHARTER OF THE AUDIT COMMITTEE

Purpose

      The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will oversee the Company’s accounting and financial reporting process, the audits of its financial statements, the system of internal control and the Company’s process for monitoring compliance with laws and regulations and with the Code of Business Conduct and Ethics.

Membership

      The Audit Committee shall be composed of three or more members of the Board of the Company, who shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). A member may not accept any consulting, advisory or any other compensatory fees from the Company other than director’s fees (which may be received in cash, stock options or other in-kind consideration ordinarily available to directors, a pension or other deferred compensation for prior service that is not contingent on future service, or any other regular benefits that other directors receive). No member may serve on more than three public company Audit Committees unless the Board determines (and discloses in the proxy statement) that such service will not impair that member’s ability to effectively serve on the Company’s committee.

      The Chairman shall have accounting or related financial management expertise, as defined by the Commission, and all other members shall be financially literate. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company’s business, operations and risks. Members shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Members may be replaced by the Board.

Meetings

      The Audit Committee shall meet at least quarterly, but it may be appropriate to meet more frequently. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. A portion of each meeting may be set aside for a private session with any officer or employee of the Company or the Company’s outside counsel or independent auditor, or consultants to the Committee.

      A meeting of the Audit Committee may be called at any time by its Chairman, without notice to or the consent of the Board of Directors or management, for the purpose of discussing or reviewing matters under its authority.

Responsibilities

1.	It is not the Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

2.	The Committee shall have the sole authority to appoint or replace the independent auditor and shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

3.	The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

4.	The Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

5.	The Committee shall review and evaluate the lead partner of the independent auditor team; evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor; and present its conclusions to the Board.
6.	The Committee shall ensure that the lead audit partner and the reviewing partner rotate, as required by law, and consider whether there should be a regular rotation of the independent auditing firm.

7.	The Committee shall discuss with management and independent auditors significant financial reporting issues and judgments made in connection with preparation of the Company’s financial statements, including significant changes in the selection or application of accounting principles, major issues as to the adequacy of internal controls, and any special steps adopted in light of material control deficiencies.

8.	The Committee shall review and discuss with management and independent auditors the annual audited financial statements, including disclosures in Managements’ Discussion and Analysis, and recommend to the Board whether the financial statements should be included in the Form 10-K.

9.	The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

10.	The Committee shall discuss with the national office of the independent auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

11.	The Committee shall review with the Company’s General Counsel legal matters that may have a material impact on the financial statements.

12.	The Committee shall meet annually with the independent public accountants to:

•	Obtain and review a report from the independent auditor regarding the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding 5 years, any steps taken to deal with any such issues, and all relationships between the independent auditor and the Company.

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

•	Discuss items which could provide a material risk to the Company in the future.

•	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

•	Discuss matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, and in particular:

•	The auditor’s responsibility under generally accepted auditing standards.

•	Significant accounting policies.

•	Management judgments and accounting estimates.

•	Audit adjustments.

•	Auditor’s judgments about the quality of the entity’s accounting principles.

•	Other information in documents containing audited financial statements.

•	Disagreements with management.

•	Consultation with other accountants.

•	Major issues discussed with management prior to retention.

•	Difficulties encountered in performing the audit.

13.	The Committee shall oversee the hiring of any independent audit firm personnel into positions within the Company, to ensure compliance with the hiring restrictions of the Sarbanes-Oxley Act.

14.	The Committee shall discuss with management and the independent auditor the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analyst and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

15.	The Committee shall review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used. The Committee shall review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

16.	The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

17.	The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.	The Committee shall review the appointment and replacement of the senior internal auditor.

19.	The Committee shall review the Executive Summary prepared by the internal auditing department and meet privately with the internal audit manager each quarter to discuss concerns relating to internal controls or accounting and auditing matters.

20.	The Committee shall meet with Company senior management periodically to review:

•	Major financial risk exposures

•	Material legal issues

•	Plans for disaster recovery

•	Risk Management activities

•	Business issues which may affect financial results

•	Ethical standards and conduct

•	Management Information Systems activities

21.	The Committee shall have the authority to retain, to the extent it deems necessary or appropriate, independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

22.	The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

23.	The Committee shall direct any special investigations deemed necessary or appropriate by the Board of Directors or any of its Committees.

24.	The Committee shall review reports and disclosures of insider and affiliated party transactions.

25.	The Committee shall make regular reports to the Board with respect to actions taken by the Committee.

26.	The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

27.	The Committee shall review and reassess the adequacy of this committee’s charter annually and recommend any proposed changes to the Board for approval.

28.	The Committee shall annually review its own performance.

HANCOCK FABRICS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — JUNE 12, 2003

    The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 25, 2003 and hereby appoints Larry D. Fair and Bruce D. Smith and each of them, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held on Thursday, June 12, 2003 at 10:00 a.m. CDT and at any adjournment thereof.

    This proxy is solicited by the Board of Directors. It will be voted in accordance with the specifications indicated.

    Unless otherwise indicated, this proxy will be voted FOR the election of both nominees listed, FOR the proposal to approve the Cash Compensation Plans, as to the named executive officers, and discretionary authority under Item 3 will be deemed to have been GRANTED.

1.	Election of directors to serve until 2006. A vote FOR both nominees, Don L. Frugé and Larry G. Kirk, is recommended by the Board of Directors.

☐	FOR NOMINEES	☐	WITHHOLD VOTE FOR BOTH
(If you wish to withhold your vote from an individual nominee, write that nominee’s name in the following space: ------------------------------------------------------------------------------------------------------------------------)

2.	Proposal to approve the Cash Compensation Plans, as to the named executive officers. A vote FOR is recommended by the Board of Directors.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

Continued and to be signed on the reverse side.

3.	The proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the meeting and any adjournment thereof. A vote to GRANT authority is recommended by the Board of Directors.

☐  AUTHORITY GRANTED                              ☐  AUTHORITY WITHHELD

    Unless otherwise indicated, this proxy will be voted FOR the election of both nominees listed, FOR the proposal to approve the Cash Compensation Plans, and as to the named executive officers, and discretionary authority under Item 3 will be deemed to have been GRANTED.

Signature(s) should correspond exactly with the name(s) in which your certificate is issued. Executors, conservators, trustees, etc., should so indicate when signing.

Date	, 2003
Please date and sign your proxy and return promptly in the accompanying envelope.